UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 27, 2025
Amalgamated Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40136	85-2757101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
275 Seventh Avenue, New York, New York 10001
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 895-8988
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 27, 2025, the Board of Directors (the "Board") of Amalgamated Financial Corp. (the "Company") increased the size of the Board from eleven to thirteen members, and elected Steven SaLoutos and Royce Anthony Wells to fill the vacancies and serve on the Board until the next annual meeting of stockholders, and until their successors are duly elected and qualified. Mr. SaLoutos and Mr. Wells were also elected as members of the Board of Directors of Amalgamated Bank, the Company's wholly-owned banking subsidiary. Mr. SaLoutos will serve on the Audit Committee and the Credit Policy Committee of the Board. Mr. Wells will serve on the Compensation Committee and the Nominating and Governance Committee of the Board.

Mr. SaLoutos brings extensive expertise in the banking industry and a strong background in board service. He became the interim Chief Financial Officer of ProSight Financial Association in 2024, and has served as the permanent Chief Financial Officer since 2025, following a distinguished 38-year career at U.S. Bank, N.A. His most recent position there was Executive Vice President and Midwest Regional Executive in Consumer and Business Banking. An active community supporter, Mr. SaLoutos is a member and former Chairperson of Wisconsin Women Business Initiative Corporation (WWBIC), a Community Development Financial Institution (CDFI) focused on startup and early-stage business lending for and education of women and minority-owned businesses throughout Wisconsin. Mr. SaLoutos holds a BBA degree from the University of Wisconsin-Whitewater, and an MBA, from the University of Wisconsin-Madison.

Mr. Wells brings nearly four decades of executive leadership across highly regulated industries including banking, payment services, telecommunications, and energy. He has served as a Venture Partner at AZ-VC, Arizona’s largest venture capital fund, since 2024, and sits on the boards of publicly traded Nexstar Media Group (NASDAQ: NXST), Yelp (NYSE: YELP) and private ad-tech company TripleLift. Previously, Mr. Wells served as Chief Media Officer at Verizon from 2021 to 2023, and as a senior marketing executive at USAA from 2017 to 2021, culminating in his role as Chief Brand Officer. While at USAA, he also chaired both the USAA Foundation and the USAA Education Foundation, advancing initiatives in financial literacy, diversity, and customer trust. A former Marine Corps infantry officer, Mr. Wells holds a B.S. from the United States Naval Academy and a Management Certificate from Johns Hopkins University Carey School of Business.

Mr. SaLoutos and Mr. Wells will participate in the current director compensation arrangements available to the Company’s non-employee directors, pro-rated to reflect the actual time Mr. SaLoutos and Mr. Wells will serve on the Company’s Board in fiscal year 2025, as described in the Company’s Proxy Statement for its 2025 Annual Meeting of Stockholders filed with the U.S Securities and Exchange commission (“SEC”) on April 11, 2025. In connection with their appointments, they each will receive restricted stock units with a grant date fair value of approximately $65,000, which will be prorated for their partial first year of service, under our 2023 Equity Incentive Plan. The restricted stock units vest on the first anniversary of the grant date. Dividend equivalents accrue during the vesting period and are paid in cash to the extent the restricted stock units vest. In the event that a director resigns prior to the vesting of their restricted stock units, the unvested restricted stock units are forfeited.

There are no arrangements or understandings between Mr. SaLoutos or Mr. Wells and any other person pursuant to which there were selected as directors, and there are no transactions related to the Company in which Mr. SaLoutos or Mr. Wells have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01.      Regulation FD Disclosure.

On July 1, 2025, the Company issued a press release announcing Mr. SaLoutos' and Mr. Wells' appointments to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits The following exhibit index lists the exhibits that are either filed or furnished with this Current Report on Form 8-K:

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 1, 2025
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED FINANCIAL CORP.

		By:	/s/ Priscilla Sims Brown
		Name:	Priscilla Sims Brown
		Title:	Chief Executive Officer
Date	July 1, 2025

2